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                                                                EXHIBIT 10.2

                             MANAGEMENT STOCK OPTION
                         AND RESTRICTED STOCK AGREEMENT

          This is a STOCK OPTION AND RESTRICTED STOCK AGREEMENT
("Agreement"), dated as of the 7th day of May, 1999 (the "Effective Date"), by and between Harveys Casino Resorts, a Nevada corporation (the "Company"), and William Stephens (the "Executive"), an employee of the Company or a Subsidiary of the Company.

          Pursuant to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan"), the Board of Directors of the Company (the "Board"), as the Administrator of the Plan, has determined that Executive is to be granted (i) an option (the "Option") to purchase shares of the Company's Class A Common Stock, par value $.Ol per share (the "Class A Common Stock"), and shares of the Company's Class B Common Stock, par value $.Ol per share (the "Class B Common Stock") and (ii)a Restricted, Stock award consisting of additional shares of Class A Common Stock and Class B Common Stock (the "Restricted Shares"), each on the terms and conditions set forth herein, and hereby grants such Option and Restricted Stock award. It is intended that the Option shall constitute an "incentive stock option" (an "ISO") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the maximum extent permitted under the Code. Additional provisions relating to the ISO status of the Option are set forth in Section I below.

          Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan.

          I. TERMS OF OPTION GRANT. (a) The Option entities Executive to purchase 90 shares of the Company's Class A Common Stock at a price equal to $20.06 per share (the "Class A Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class A Common Stock as of the Effective Date. The Option also entitles Executive to purchase 9,000 shares of the Company's Class B Common Stock at a price equal to $20.06 per share (the "Class B Option Exercise Price" and, collectively with the Class A Option Exercise Price, the "Option Exercise Price"), which the parties acknowledge is not less than the fair market value of one share of the Class B Common Stock as of the Effective Date. The shares of Class A Common Stock and Class B Common Stock subject to the Option are referred to herein as the "Option Shares."

          (b) The term of the Option (the "Option Term") shall commence on the Effective Date (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon expiration of the Option Term, all rights of Executive hereunder shall terminate.

               (c) The Option shall vest as to 20% of the Option Shares on each of the FIRST FIVE anniversaries of the Date of Grant, PROVIDED that

                    i) the Option and such vesting shall be subject to the forfeiture provisions of Section 6(b) below (the "Special Forfeiture Provisions"), such that any such

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           vested portion of the Option shall be exercisable from time to time only if and to the extent that such vested portion shall not be subject to forfeiture pursuant to the Special Forfeiture Provisions; and

                    ii) upon the occurrence of A Change in Control (as defined in Section 3 below) at any time prior to the effective date of Executive's termination of employment with the Company for any or no reason, the Option shall immediately vest and become exercisable as to 100% of the Option Shares and the Special Forfeiture Provisions shall immediately expire.

Those Option Shares which, as of any date, have vested pursuant to the first clause of this Section I(c) but remain subject to the Special Forfeiture Provisions shall be referred to herein as "Vested Option Shares."

          (d) Except as otherwise provided herein, the right of Executive to purchase Option Shares with respect to which the Option has become exercisable may be exercised in whole or in part at any time or from time to time prior to expiration of the Option Term, provided, that any exercise of the Option shall be deemed to relate in tandem to both the Class A Common Stock and the Class B Common Stock subject to the Option, such that the ratio of (i) the number of shares of Class A Common Stock issuable upon such exercise to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of (iii) the number of shares of Class B Common Stock issuable upon such exercise to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

          (e) The Option may be exercised by means of written notice of exercise to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the aggregate Option Exercise Price and any applicable withholding amounts (i) in cash or by check, (ii) at any time following the closing of the Company's Initial Public Offering (as defined in Section 3 below) by means of a broker cashless exercise procedure, on terms reasonably acceptable to the Company, providing proceeds sufficient to pay the exercise price and any applicable withholding amounts, or (iii) by any other means of exercise authorized from time to time in the Plan and/or by the Board. In addition, with respect to any exercise of the Option that occurs following Executive's termination of employment with the Company at any time prior to the closing of the Company's Initial Public Offering, the Option may, at Executive's election, be exercised through withholding of shares of Common Stock otherwise issuable upon exercise of the Option having an aggregate Fair Market Value equivalent to the aggregate Option Exercise
Price plus applicable withholding amounts.

          (f) To the extent the Option is intended to constitute an ISO, the ratio of (i) the number of shares of Class A Common Stock to which the ISO portion of the Option relates to (ii) the total number of shares of Class A Common Stock outstanding on the date hereof shall be the same as the ratio of
(iii) the number of shares of Class B Common Stock to which the ISO portion

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of the Option relates to (iv) the total number of shares of Class B Common Stock outstanding on the date hereof.

          2. TERMS OF RESTRICTED STOCK AWARD. (a) The Restricted Stock award entitles Executive as of the Date of Grant to receive 90 shares of Class A Common Stock and 9,000 shares of Class B Common Stock, subject to the terms and conditions of this Agreement.

               (b) Subject to the rights and obligations of Executive pursuant to the Consent and Joinder of even date to that certain Stockholders Agreement attached hereto and incorporated herein by reference, by and among the Company, Executive and the other parties thereto (the "Stockholders Agreement"), and except as provided in Section 2(c) below, the Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any manner or under any circumstances (the "Transfer Restrictions").

               (c) The Transfer Restrictions shall lapse as to 20% of the Restricted Shares on each of the first five anniversaries of the Date of Grant, PROVIDED, that

                      i) the Restricted Shares and such lapse shall be subject to the Special Forfeiture Provisions of Section 6(b), such that the Transfer Restrictions shall continue to apply to the Restricted Shares for so long and to the extent that the Restricted Shares shall be subject to forfeiture pursuant to the Special Forfeiture Provisions; and

                      ii) upon the occurrence of a Change in Control at any time prior to the effective date of Executive's termination of employment with the Company for any or no reason, the Transfer Restrictions shall immediately lapse as to 100% of the Restricted Shares and the Special Forfeiture Provisions shall immediately expire.

Those Restricted Shares as to which, as of any date, the Transfer
Restrictions have lapsed pursuant to the first clause of this Section 2(c) but which remain subject to the Special Forfeiture Provisions shall be referred to herein as "Lapsed Restricted Shares."

                   (d) From and after the Date of Grant and for so long as the Restricted Shares are held by or for the benefit of Executive, except as limited by the Stockholders Agreement, the Transfer Restrictions and the Special Forfeiture Provisions, Executive shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including but not limited to the right to receive dividends on and the right to vote such shares.

          3. CERTAIN DEFINITIONS. (a) For purposes of this Agreement, "Initial Public Offering" shall mean the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering shares of the Company's Common Stock, which shares are approved for listing or quotation on the

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New York Stock Exchange, American Stock Exchange or NASDAQ National Market.


                   (b) For purposes of this Agreement, "Change in Control" means the occurrence of one or more of the following events:

                        i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;


                       ii) the adoption by the Company's stockholders of a plan of liquidation or dissolution of the Company;


                      iii) prior to the time the Company or any Parent Corporation completes an Initial Public Offering, the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) of the acquisition by any "Person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting of the Principals and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of direct or indirect beneficial ownership (within the meaning of Rule
     13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such other Person surviving the transaction;

                       iv) subsequent to the time the Company or any Parent Corporation completes an Initial Public Offering, the Principals and their Related Parties shall directly or indirectly beneficially own shares of capital stock representing less than 25% of the total voting power entitled to vote in the election of the Board of Directors of the Company and either
     (A) any other Person directly or indirectly beneficially owns shares of capital stock representing voting power in excess of the voting power represented by shares of capital stock owned by the Principals and their Related Parties or (B) individuals who were the voting members of the Company's Board of Directors at the beginning of any two-year period commencing subsequent to the Initial Public Offering (together with any new voting directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

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                   (c) For purposes of this Agreement, the following terms shall have the meanings as set forth below:


                       i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

                      ii) "Principals" means Colony Investors III, L.P., Colony Capital, Inc. and any of their respective affiliates and any of the Company's officers and directors; and

                     iii) "Related Party" with respect to any Principal means
     (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

                      iv) "Cause" shall mean (A) gross negligence or willful malfeasance in the performance of Executive's duties to the Company;
     (B) conviction of any felony or conviction of a crime involving moral turpitude; (C) dishonesty with respect to the Company (including, without limitation, fraud); (D) use or imparting of any confidential or proprietary information of the Company or any subsidiary or affiliate in violation of the Company's policy regarding confidentiality or any confidentiality or proprietary agreement to which Executive is a party, which act or actions have a material adverse effect on the Company, or
     (E) engaging in any other activity that is in violation of the rules and regulations concerning the conduct of the Company's employees, whether such rules and regulations are those of the Company or any governmental or other regulatory agency, and whether or not such rules and regulations have been reduced to writing, which act or actions have a material adverse effect on the Company.

                   (d) For purposes of this Agreement, "Fair Market Value" (when capitalized, unless the context clearly indicates otherwise) means, as of any given date, (A) if the Common Stock is publicly traded, the closing sale price of the Common Stock on such date (or the nearest preceding date on which the Common Stock was traded) as reported in the Western Edition of The Wall Street Journal, or (B) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Board in good faith.

          4. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar change affecting the Common Stock, an

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              equitable substitution or proportionate adjustment shall be made in the kind and number of Restricted Shares and in the kind, number and option price of shares of Common Stock subject to the Option, as may be determined by the Board in good faith.

          5.  NONTRANSFERABILITY OF OPTION AND OPTION SHARES; OPTION
SHARES AND RESTRICTED SHARES SUBJECT TO STOCKHOLDERS AGREEMENT: (a) The Option and this Agreement shall not be transferable and, during the lifetime of Executive, the Option may be exercised only by Executive; PROVIDED, HOWEVER that Executive shall be permitted to transfer the Option and this Agreement to a trust controlled by Executive during Executive's lifetime for estate planning purposes, AND PROVIDE , FURTHER, that the limited transferability provisions set forth in the immediately preceding proviso shall apply to any portion of the Option that constitutes an ISO only to the extent such provisions are consistent with Section 422(b) of the Code. Without limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

                  (b) Executive, the Restricted Shares and, upon exercise of the Option, the Option Shares, shall at all times and in all respects be subject to the Stockholders Agreement, the provisions of which shall be deemed to be incorporated into this Agreement.

          6. EFFECT OF TERMINATION OF EMPLOYMENT, SPECIAL FORFEITURE PROVISIONS. (a) Upon the termination of Executive's employment with the Company under any circumstances and for any or no reason (including without limitation by reason of the death or disability of Executive), the Option shall immediately terminate as to all Option Shares that shall not have vested as of the effective date of such termination of employment, and Executive shall forfeit all Restricted Shares as to which the Transfer Restrictions have not lapsed as of such date of termination.

                  (b) In addition, in the event Executive's employment with the Company is terminated prior to the Forfeiture Provision Expiration Date (as defined below) (i) at any time prior to the fifth anniversary of the Date of Grant by Executive or (ii) at any time by the Company for Cause, Executive shall thereupon forfeit that portion of the Vested Option Shares and Lapsed Restricted Shares equal to the Applicable Reduction Percentage (as defined below).

                      i) The "Applicable Reduction Percentage" shall mean (A) at 0 times prior to the occurrence of an Initial Public Offering, two-thirds and
(B) at all times following an Initial Public Offering but prior to the occurrence of a 50% Colony Sell-Down, one-third.

                     ii) The Special Forfeiture Provisions shall expire in their entirety

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as of the date of (x) the Company's Initial Public Offering, if such Initial
Public Offering occurs subsequent to a 50% Colony Sell-Down, (y) a 50% Colony Sell-Down that occurs at any time subsequent to the Company's Initial Public Offering or (z) a Change in Control (the "Forfeiture Provision Expiration Date").

                       iii) A "50% Colony Sell-Down" shall be deemed to occur when the Principals and their affiliates (excluding officers and employees of the Company who are Principals or affiliates merely by reason of their being such an officer or employee) shall, directly or indirectly, beneficially own shares of capital stock of the Company representing less than 50% of the largest total number of such shares theretofore owned by such persons.

                  (c) Subject to the Company's call rights set forth in Section 7, anyportion of the Option that, pursuant to Section I(c) above, shall be vested and exercisable as of the effective date of Executive's termination of employment (the "Termination Date") shall be exercisable in whole or in part for a period of 90 days following the Termination Date (180 days in the event of termination by reason of disability, and one year in the event of termination by reason of death). AU Option Shares with respect to which the Option shall be so vested and exercisable shall be referred to herein as "Vested and Exercisable Option Shares." Upon expiration of such period, any unexercised portion of the Option shall terminate in full; PROVIDED, HOWEVER, that if the Company provides notice to Executive of its intent to exercise the Call pursuant to Section 7, any portion of the Option subject to such exercise shall terminate as of the closing of the Call.

          7. CALL RIGHTS. In the event of (1) the termination of Executive's employment with the Company at any time, under any circumstances and for any or no reason, (11) a Change in Control or (111) any transfer of any Option Shares or Restricted Shares by Executive under any circumstances (other than to a trust controlled by Executive for estate planning purposes, the trustee of which agrees in writing to be subject in all events and for all purposes to the Company's Call as set forth herein), including pursuant to any arrangement, proceeding, decree, judgement, order or application of law relating to the division of property for domestic relations purposes, for a period commencing on the date of such event and expiring upon the Company's Initial Public Offering (the "Call Exercise Period"), the Company shall have the right to purchase from Executive, by giving written notice to Executive pursuant hereto and in accordance with the terms and conditions of Section 7(a), below (the "Call") (x) any or all of such portion of the Option as shall relate to Vested and Exercisable Option Shares as of the date such written notice is given (the "Call Exercise Date"), (y) any or all Option Shares owned by Executive as of the end of business on the Call Exercise Date and/or (z) any or all Restricted Shares as of the end of business on the Call Exercise Date as to which the Transfer Restrictions shall have lapsed pursuant to Section 2(c) and which shall not theretofore have been forfeited by Executive pursuant to Section 6(b).

                  (a) The following terms and conditions shall apply to the exercise of the Call:

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                  i) If exercising its rights under (x) above, the Company
shall pay Executive an amount in cash equal to the product of (A) the excess, if any, of the Fair Market Value of a share of Class A Common Stock or Class B Common Stock, as applicable, as of the Termination Date (the "Call Price") over the Class A Option Exercise Price or Class B Option Exercise Price, as applicable, and (B) the number of shares of Class A Common Stock or Class B Common Stock, as applicable, that the portion of the Option being purchased by the Company pursuant to the Call would otherwise entitle Executive to purchase.

                  ii) If exercising its rights under (y) or (z) above, the Company shall pay Executive an amount equal to the product of (A) the Call Price and (B) the number of Option Shares or Restricted Shares, as applicable, being purchased pursuant thereto.

                  (b) The closing with respect to the exercise of the Call shall take place at the Company's executive offices within 30 days following the Call Exercise Date (the "Scheduled Closing Date").

                  (c) Notwithstanding any other provision hereof, the Company may assign, without the consent of Executive, its rights under this Section 7; provided that no such assignment shall release the Company from its obligations hereunder.

                  (d) The Call shall terminate upon the closing of the Company's Initial Public Offering.

          8. Investment Representation. Executive hereby represents and warrants to the Company that Executive, by reason of Executive's business or financial experience (or the business or financial experience of Executive's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Executive's own interests in connection with the transactions contemplated under this Agreement.

          9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, or by a nationally recognized overnight delivery service to the respective parties named below:

     If to Company:        Harveys Casino Resorts
                           Highway 50 and Stateline Avenue
                           P.O. Box 128
                           Lake Tahoe, Nevada 89449
                           Attention: Chief Executive Officer
                           Facsimile: 775-586-6852

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     with a copy to:       Colony Capital, Inc.
                           1999 Avenue of the Stars
                           Los Angeles, California 90067
                           Attention: Kelvin L. Davis
                           Facsimile: 310-282-8808

     and a copy to:        Skadden, Arps, Slate, Meagher & Flom LP
                           300 South Grand Avenue
                           Los Angeles, California 90071
                           Attention: Nicolas P. Saggase, Esq.
                           Facsimile: 213-687-5600


     If to Executive:      William Stephens
                           2504 Hacker Drive
                           Henderson NV 89014


          Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

          10. SECURITIES LAWS REQUIREMENTS. The Option shall not be exercisable to any extent, and the Company shall not be obligated to transfer any Option Shares to Executive upon exercise of the Option, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, the Company may require as a condition of transfer of any Option Shares pursuant to any exercise of the Option that Executive furnish a written representation that he is purchasing or acquiring the Option Shares for investment and not with a view to resale or distribution to the public, and Executive hereby represents and warrants that he is acquiring the Restricted Shares for investment and not with a view to resale or distribution to the public. Executive hereby represents and warrants that he understands that the Option Shares and the Restricted Shares are "restricted securities," as defined in Rule 144 under the Securities Act, and that any resale of the Option Shares or the Restricted Shares must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Each certificate representing Option Shares or Restricted Shares shall bear the legend set forth below:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 2,1999, BY AND AMONG HARVEYS CASINO RESORTS, A NEVADA CORPORATION, AND CERTAIN OF ITS STOCKHOLDERS AND THAT CERTAIN STOCK OPTION AND

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         RESTRICTED AWARD AGREEMENT, OF EVEN DATE HEREWITH, BETWEEN THE COMPANY
         AND ONE OF ITS EXECUTIVES. ANY TRANSFEREE OF THESE SECURITIES SHALL TAKE SUBJECT TO THE TERMS OF SUCH AGREEMENTS, COPIES OF WHICH ARE ON FILE WITH THE COMPANY.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'ACT") OR ANY STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE, ACT.

         Further, if the Company determines that the listing or qualification of the Option Shares under any securities or other applicable law is necessary in order to avoid a violation of any securities laws, the Option shall not be exercisable, in whole or in part, unless and until such listing or qualification, or a consent or approval with respect thereto, shall have been effected or obtained free of any conditions not acceptable to the Company, PROVIDED that the Company shall pursue such listing or qualification diligently and in good faith.

          11. NO OBLIGATION TO REGISTER SHARES. Except as provided in the Stockholders Agreement, the Company shall be under no obligation to register the Restricted Shares or the Option Shares.

          12. PROTECTIONS AGAINST VIOLATIONS OF AGREEMENT. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or Option
Shares by any holder thereof in violation of the provisions of this Agreement, the Stockholders Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said Restricted Shares or Option Shares on its books nor will any of the Restricted Shares or Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.

          13. WITHHOLDING REQUIREMENTS. Executive shall, no later than the date as of which the value of any award hereunder becomes includible in his gross income (after taking into account the provisions of Section 4 hereof), pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes or other amounts of any kind required by law to be withheld with respect thereto. The obligations of the Company hereunder shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent

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permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Executive.

          14. FAILURE TO ENFORCE NOT A WAIVER. The failure to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          15. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Nevada without regard to its principles of conflict of laws.

          16. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part hereof, and the Option, the Restricted Stock award and this Agreement shall be subject to all terms and conditions of the Plan; provided, however, that in the event of a conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern.

          17. AMENDMENTS. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

          18. RIGHTS AS A STOCKHOLDER. Neither Executive nor any of Executive's successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

          19. AGREEMENT NOT A CONTRACT OF EMPLOYMENT. Neither the Plan, the granting of the Restricted Stock award and the Option, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that Executive has a right to continue as an employee of the Company or any Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation.

          20. AUTHORITY OF THE BOARD. The Board shall have full authority to interpret and construe the terms of the Plan and this Agreement, and shall do so in good faith.

          21. DISPUTE RESOLUTION. Any dispute arising under this Agreement shall be resolved in accordance with the arbitration provisions set forth in Annex A, which is attached hereto, and such arbitration provisions shall be deemed to be incorporated herein by this reference.

          22. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), Executive shall not, directly or

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indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Restricted Shares or Option Shares acquired under this Agreement without the prior written consent of the Company or its underwriters, PROVIDED that Executive shall not be required to be subject to "lock-up" restrictions that are more restrictive than such restrictions to which any other Employee Stock-holder (as defined in the Stockholders Agreement) having commensurate job duties and responsibilities in the Company is subject, or that would prevent Executive from effectuating a sale pursuant to Section 2.5 of the Stockholders Agreement or Section 3.1 of the Stockholders Agreement.

          23. COORDINATING WITH EMPLOYMENT CONTRACT. In the event of any conflicts between the terms of the Employment Agreement and other documents executed simultaneously herewith and this Agreement, the terms of this Agreement shall prevail..

          24. DEFERRED COMPENSATION ARRANGEMENT WITH RESPECT TO RESTRICTED SHARES. Notwithstanding anything herein to the contrary, at any time prior to the occurrence of a Distribution Event (as defined in the Deferred Compensation Agreement, of even date herewith, between Executive and the Company (the "Deferred Compensation Agreement")) that the Transfer Restrictions and Special Forfeiture Restrictions would otherwise lapse with respect to any portion of the Restricted Shares and result in the recognition of income by Executive, such Restricted Shares (the "Deferred Shares") shall be canceled and an equivalent number of Deemed Deferred Shares (as defined in the Deferred Compensation Agreement) shall be added to the Account under the Deferred Compensation Agreement.


             IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.


                                    HARVEYS CASINO RESORTS




                                    By  /s/ JOHN MCLAUGHLIN
                                       ----------------------------------
                                    Name    JOHN McLAUGHLIN
                                    Title   Chief Financial Officer


                                        /s/ WILLIAM STEPHENS
                                       ----------------------------------
                                            WILLIAM STEPHENS


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

                                                                         ANNEX A
                                   ARBITRATION

          Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns or Executive to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's employment with the Company or any subsidiary, the termination of that employment or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in Las Vegas, Nevada according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the Nevada constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.


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